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Independent Auditors' Report on Supplementary
Financial Statement Schedules and Consent
___________________________________________________________________

The board of directors and shareholders
IDS Life Managed Fund, Inc.

The audits referred to in our report dated October 6, 1995, included the related financial statement schedules of Investments in Affiliates and Changes in Investments in Affiliates for IDS Life Managed Fund, Inc. included in Part C of this Registration Statement. The financial statement schedules are the responsibility of fund management. Our responsibility is to express an opinion on the schedules based on our audit. In our opinion, such supplementary financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading "FINANCIAL HIGHLIGHTS" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP
Minneapolis, Minnesota
October 30, 1995
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
                                                 IDS LIFE MANAGED FUND
                                               INVESTMENTS IN AFFILIATES
                        (AS DEFINED IN SECTION 2(a) (3) OF THE INVESTMENT COMPANY ACT OF 1940)
                                              YEAR ENDED AUGUST 31, 1995


Column A                 Column B                 Column C                 Column D                 Column E

                                                  Amount of
                         Number of                equity in
Name of issuer           shares held              net profit               Amount of                Value
and title of             at close                 and loss for             dividend                 at
issuer                   of year                  the year                 income                   Aug. 31, 1995
______________           ____________             ________________         __________               _____________
Common stocks:

NONE

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
                                                 IDS LIFE MANAGED FUND
                                         CHANGES IN INVESTMENTS IN AFFILIATES
                                      FOR THE FISCAL YEAR ENDED AUGUST 31, 1995


Name of                                                                                                              Amount of
issuer                   Shares held              Gross                    Gross            Market                   dividend/
and title of             at beginning             purchases and            sales and        value at                 interest
issue                    of year                  additions                reductions       Aug. 31, 1995            Income
______________           ____________             _____________            __________       _____________            _________
Common stocks:

PacifiCare Health
  Systems Class B        170,000                  280,000                  100,000          20,037,500 (b)           (a)

Note

(a) Non-income producing.
(b) Issuer was an affiliate of the fund at Aug. 31, 1994, but not as of Aug. 31, 1995.

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